EXHIBIT 99

CONTACT:          Thor Erickson – Investor Relations      (770) 989-3110
Laura Brightwell – Media Relations     (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FIRST-QUARTER 2010 RESULTS

•	CCE reports diluted EPS of 21 cents, or 27 cents excluding the impact of transaction and restructuring costs and other items affecting comparability

•	First quarter results reflect continued revenue and profit growth in Europe and sequential improvement through the quarter in North America despite a challenging operating environment

•	CCE raises full-year 2010 guidance; currency-neutral diluted earnings per share to grow approximately 10 percent, with continued strong full-year free cash flow

•	Transaction to sell North American operations to The Coca-Cola Company and acquire bottling operations in Norway and Sweden remains on track to close in the fourth quarter

ATLANTA, April 27, 2010 -- Coca-Cola Enterprises (NYSE: CCE) today reported first quarter 2010 net income of $106 million, or 21 cents per diluted common share.  After adjusting for items affecting comparability, net income totaled $138 million, or 27 cents per diluted common share. Comparable EPS results include a currency benefit of approximately 1 cent.  Pages 10 through 12 of this release provide a reconciliation of reported and comparable operating results.  The following table provides a reconciliation of reported and comparable earnings per diluted common share:

	First Quarter
	2010	2009
Reported (GAAP)	$0.21	$0.13
Restructuring Charges	0.01	0.07
Transaction Related Costs	0.02	--
Legal Settlements	0.02	--
Debt Extinguishment Costs	--	0.1
Net Tax Items	0.01	(0.01)
Comparable Diluted Earnings Per Common Share(a)	$0.27	$0.20
(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

First quarter results reflect solid operating income growth in Europe, driven by a combination of pricing and volume growth.  In North America, overall operating conditions remained soft, though performance trends showed improvement through the quarter.  In the quarter, total revenue declined 1½ percent while consolidated comparable operating income increased 9½ percent.

“As we work to close our transaction with The Coca-Cola Company in the fourth quarter, we remain fully committed to achieving our 2010 objectives and plan,” said John F. Brock, chairman and chief executive officer.  “We believe solid execution of our strategies and initiatives in all territories will enable us to reach these targets.”

In Europe, revenue grew 8 percent, including a currency benefit of approximately 6 percent.  Operating income grew 15 percent on a comparable basis and 9 percent excluding currency benefit.  This growth was driven by 2½ percent growth in net price per case, volume growth of 1½ percent, and a moderate increase in cost of goods sold per case of ½ percent.

“Our first quarter results in Europe demonstrate that we are well-positioned to continue to achieve a sustained balance of volume and pricing growth,” Mr. Brock said.  “In each of our territories, we are executing on our excellent brand and marketplace strategies and continue to improve our operations and customer service.”

     In North America, revenue declined 5½ percent, driven by negative mix and a decline in volume.  Comparable operating income declined 2½ percent, with sequential volume and revenue improvement through the quarter.  First quarter North American volume declined 2½ percent, net price per case declined 2 percent, and cost of goods sold per case declined 5 percent, creating margin expansion for the sixth straight quarter.

“These results reflect difficult conditions in key business segments, including on-premise and single-serve sales,” Mr. Brock said.  “However, we are encouraged by trends in North America that showed improvement as we moved through the quarter, and we remain confident in our ability to reach our 2010 targets.”

2010 OUTLOOK

For 2010, the company expects operating income will increase in a high single-digit range, driven by mid single-digit growth in both Europe and North America and a reduction in year-over-year corporate operating expenses.  Revenue is expected to increase at a low single-digit rate, driven by mid single-digit growth in Europe and a flat to low single-digit decline in North America.

Comparable earnings per diluted common share will increase approximately 10 percent, excluding currency.  Though it remains too early to accurately evaluate the currency impact, at current rates currency would create a negative impact of approximately 3 cents on comparable earnings per diluted common share for the remainder of 2010, resulting in a negative 2 cents impact for the full year. Guidance excludes items affecting comparability, is currency-neutral, and reflects the structure of CCE prior to the completion of the pending transaction with The Coca-Cola Company.

The company also expects strong free cash flow of more than $850 million, and capital expenditures of approximately $1 billion.  Interest expense is expected to decline, and the effective tax rate for 2010 is expected to be approximately 26 percent.

TRANSACTION WITH THE COCA-COLA COMPANY

The previously announced transaction with The Coca-Cola Company remains on track to close in the fourth quarter of 2010.  As disclosed, The Coca-Cola Company will acquire our entire North American business while our European operations will be split-off and will acquire The Coca-Cola Company’s bottling operations in Norway and Sweden. Important upcoming steps required to complete the transaction include receiving European Union regulatory approval, expiration of the applicable waiting period in accordance with the Hart-Scott-Rodino Act, a ruling from the Internal Revenue Service, and shareholder approval.  CCE expects to make the initial S-4 filing regarding the transaction by the end of May.

After completion of the transaction, CCE expects to repurchase approximately $1 billion of its shares within the following 18 months, and pay an expected annual dividend of $0.50 per share, subject to the approval by CCE's Board of Directors. These plans may be adjusted depending on economic, operating, or other factors.

“We are pleased with the progress made to move this transaction forward.  Both CCE and The Coca-Cola Company have teams in place to manage this process at every level,” Mr. Brock said.  “This will create significantly enhanced value for our shareowners as we position our respective companies for sustained, value-building growth over the long term.”

CONFERENCE CALL

CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.

Important Additional Transaction Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and required shareowner approval, Coca-Cola Enterprises Inc. (“Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement/prospectus contained in a Form S-4 registration statement, which will be mailed to the shareowners of the Company.

Shareowners of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement/prospectus when it becomes available, because they will contain important information about the proposed transaction.

Shareowners may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by the Company at the SEC’s website at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cokecce.com under the tab “Investor Relations” or by contacting the Investor Relations Department of Coca-Cola Enterprises at 770-989-3246.

Participants in the Solicitation

Coca-Cola Enterprises (“Company”) and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareowners in connection with the proposed transaction.  Information regarding the interests of such directors and executive officers was included in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareowners filed with the SEC March 5, 2010 and a Form 10-K filed on February 12, 2010 and information concerning the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov and from the Company on its website or by contacting the Investor Relations Department at the telephone number above.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Quarter
	2010(a)	2009(b)	Change
Net Operating Revenues	$4,968	$5,050	(1.5)%
Cost of Sales	3,047	3,173	(4.0)%
Gross Profit	1,921	1,877	2.5%
Selling, Delivery, and Administrative Expenses	1,647	1,636	0.5%
Operating Income	274	241
Interest Expense, Net	137	156
Other Nonoperating Income, Net	3	1
Income Before Income Taxes	140	86
Income Tax Expense	34	25
Net Income	$106	$61
Basic Earnings Per Common Share(c)	$0.21	$0.13
Diluted Earnings Per Common Share(c)	$0.21	$0.13
Basic Weighted Average Common Shares Outstanding	494	486
Diluted Weighted Average Common Shares Outstanding	504	488

(a) First-quarter 2010 net income includes net unfavorable items totaling $32 million, or $0.06 cents per diluted common share.
See page 10 of this earnings release for a list of these items.

(b) First-quarter 2009 net income includes net unfavorable items totaling $36 million, or $0.07 cents per diluted common share.
See page 10 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	April 2,	December 31,
	2010	2009
ASSETS
Current:
Cash and cash equivalents	$972	$1,036
Trade accounts receivable, net	2,545	2,448
Amounts receivable from The Coca-Cola Company	190	205
Inventories	974	874
Current deferred income tax assets	156	222
Prepaid expenses and other current assets	353	385
Total Current Assets	5,190	5,170
Property, plant, and equipment, net	6,020	6,276
Goodwill	604	604
Franchise license intangible assets, net	3,287	3,491
Other noncurrent assets, net	913	875
Total Assets	$16,014	$16,416
LIABILITIES AND EQUITY
Current:
Accounts payable and accrued expenses	$2,887	$3,273
Amounts payable to The Coca-Cola Company	460	378
Deferred cash receipts from The Coca-Cola Company	43	51
Current portion of debt	880	886
Total Current Liabilities	4,270	4,588
Debt, less current portion	7,843	7,891
Other long-term obligations	1,842	1,831
Noncurrent deferred income tax liabilities	1,095	1,224
Total Liabilities	15,050	15,534
Coca-Cola Enterprises Shareowners' Equity	948	859
Noncontrolling Interest	16	23
Total Liabilities and Equity	$16,014	$16,416

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Quarter
	2010	2009
Cash Flows From Operating Activities
Net income	$106	$61
Adjustments to reconcile net income to net cash (used in) derived from operating activities:
Depreciation and amortization	258	254
Share-based compensation expense	20	14
Deferred funding income from The Coca-Cola Company, net of cash received	(8)	(7)
Pension and other postretirement expense greater (less) than contributions	3	(80)
Net changes in assets and liabilities	(421)	(135)
Net cash (used in) derived from operating activities	(42)	107
Cash Flows From Investing Activities
Capital asset investments	(179)	(190)
Capital asset disposals	16	1
Acquisition of distribution rights	-	(71)
Other investing activities	-	1
Net cash used in investing activities	(163)	(259)
Cash Flows From Financing Activities
Increase (decrease) in commercial paper, net	11	(174)
Issuances of debt	-	772
Payments on debt	(5)	(633)
Dividend payments on common stock	(45)	(34)
Exercise of employee share options	184	-
Excess tax benefits on share-based payments	17	-
Net cash derived from (used in) financing activities	162	(69)
Net effect of exchange rate changes on cash and cash equivalents	(21)	(3)
Net Change In Cash and Cash Equivalents	(64)	(224)
Cash and Cash Equivalents at Beginning of Period	1,036	722
Cash and Cash Equivalents at End of Period	$972	$498

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First-Quarter 2010
	Reported (GAAP)	Items Impacting Comparability						Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements	Debt Extinguishment Cost	Net Tax Items
Net Operating Revenues	$4,968	$-	$-	$-	$-	$-	$-	$4,968
Cost of Sales	3,047	(2)	-	-	-	-	-	3,045
Gross Profit	1,921	2	-	-	-	-	-	1,923
Selling, Delivery, and Administrative Expenses	1,647	2	(8)	(17)	(14)	-	-	1,610
Operating Income	274	-	8	17	14	-	-	313
Interest Expense, Net	137	-	-	-	-	-	-	137
Other Nonoperating Income, Net	3	-	-	-	-	-	-	3
Income Before Income Taxes	140	-	8	17	14	-	-	179
Income Tax Expense	34	-	3	5	5	-	(6)	41
Net Income	$106	$-	$5	$12	$9	$-	$6	$138
Diluted Earnings Per Common Share	$0.21	$-	$0.01	$0.02	$0.02	$-	$0.01	$0.27

	First-Quarter 2009
	Reported (GAAP)	Items Impacting Comparability						Comparable (non-GAAP)
Reconciliation of Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Transaction Related Costs(c)	Legal Settlements	Debt Extinguishment Cost	Net Tax Items
Net Operating Revenues	$5,050	$-	$-	$-	$-	$-	$-	$5,050
Cost of Sales	3,173	-	-	-	-	-	-	3,173
Gross Profit	1,877	-	-	-	-	-	-	1,877
Selling, Delivery, and Administrative Expenses	1,636	-	(45)	-	-	-	-	1,591
Operating Income	241	-	45	-	-	-	-	286
Interest Expense, Net	156	-	-	-	-	(9)	-	147
Other Nonoperating Expense, Net	1	-	-	-	-	-	-	1
Income Before Income Taxes	86	-	45	-	-	9	-	140
Income Tax Expense	25	-	12	-	-	3	3	43
Net Income	$61	$-	$33	$-	$-	$6	$(3)	$97
Diluted Earnings Per Common Share	$0.13	$-	$0.07	$-	$-	$0.01	$(0.01)	$0.20

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

(c) Amounts represent costs associated with the pending transaction with The Coca-Cola Company as announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	First-Quarter 2010
	Reported (GAAP)				Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Restructuring Charges	Transaction Related Costs(b)	Legal Settlements
North America	$194	$8	$-	$14	$216
Europe	201	1	-	-	202
Corporate	(121)	(1)	17	-	(105)
Operating Income	$274	$8	$17	$14	$313

	First-Quarter 2009
	Reported (GAAP)				Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Restructuring Charges	Transaction Related Costs(b)	Legal Settlements
North America	$204	$17	$-	$-	$221
Europe	175	1	-	-	176
Corporate	(138)	27	-	-	(111)
Operating Income	$241	$45	$-	$-	$286

	First Quarter
Segment Revenue	2010	2009
North America	$3,460	$3,655
Europe	1,508	1,395
Net Operating Revenues	$4,968	$5,050

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) Amounts represent costs associated with the pending transaction with The Coca-Cola Company as announced on February 25, 2010.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	First-Quarter 2010 Change Versus First-Quarter 2009
	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	(1.5)%	8.0%	1.0%
Impact of Excluding Post Mix, Non-Trade, and Other	1.0%	1.0%	1.0%
Bottle and Can Net Pricing Per Case(a)	(0.5)%	9.0%	2.0%
Impact of Currency Exchange Rate Changes	(1.5)%	(6.5)%	(2.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	(2.0)%	2.5%	(0.5)%

Cost of Sales Per Case
Change in Cost of Sales per Case	(4.0)%	5.5%	(1.0)%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	1.0%	1.0%
Bottle and Can Cost of Sales Per Case(c)	(3.5)%	6.5%	0.0%
Impact of Currency Exchange Rate Changes	(1.5)%	(6.0)%	(3.0)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	(5.0)%	0.5%	(3.0)%

Physical Case Bottle and Can Volume
Change in Volume	(4.0)%	0.0%	(3.0)%
Impact of Selling Day Shift	1.5%	1.5%	1.5%
Comparable Bottle and Can Volume(d)	(2.5)%	1.5%	(1.5)%

	First Quarter		Full-Year 2010
Reconciliation of Free Cash Flow (e)	2010	2009	Forecast
Net Cash (Used In) Derived From Operating Activities	$(42)	$107	$1,830	Approx
Less: Capital Asset Investments	(179)	(190)	(1,000)	Approx
Add: Capital Asset Disposals	$16	1	20	Approx
Free Cash Flow	$(205)	$(82)	$850

	April 2,	December 31,
Reconciliation of Net Debt (f)	2010	2009
Current Portion of Debt	$880	$886
Debt, Less Current Portion	7,843	7,891
Less: Cash and Cash Equivalents	(972)	(1,036)
Net Debt	$7,751	$7,741

Items Impacting Diluted Earnings Per Common Share	Full-Year 2010
Restructuring Charges (estimate)	$0.06 to 0.09
Transaction Related Costs (estimate)	0.12 to 0.15
Legal Settlements	0.02
Net Tax Items	0.01
Total Items Impacting Diluted Earnings Per Common Share	$0.21 to 0.27

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 92 percent of our net revenue during the first quarter of 2010.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period basis. There was one less selling day in the first quarter of 2010 versus the first quarter of 2009.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.